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                                                              Exhibit 10(iv)a(9)

                         AMENDED AND RESTATED AGREEMENT

         THIS AMENDED AND RESTATED AGREEMENT is entered into as of December 22, 1999, by and between Cascade General, Inc. ("SHIPYARD") and The Delta Queen Steamboat Co. ("OWNER"), a wholly owned subsidiary of American Classic Voyages Co.

         The parties entered into that certain Letter Agreement dated December 17, 1999, pursuant to which the parties agreed to certain terms, conditions and covenants regarding the conversion of the m/v Columbia Queen (the "VESSEL") and pursuant to which the parties agreed to amend and supercede the Letter Agreement by this Amended and Restated Agreement (as so amended and restated, this "CONTRACT").

         Accordingly, the parties agree as follows:

         1. Restatement. This Amended and Restated Agreement supercedes and replaces the Letter Agreement.

         2. Contract Documents. The following documents shall be deemed the "CONTRACT DOCUMENTS": (a) drawings approved by the United States Coast Guard ("USCG") and listed on Exhibit A hereto; (b) preliminary ship construction specifications dated August 16, 1999 (the "INITIAL SPECIFICATIONS") prepared by Rodney E. Lay & Associates ("ARCHITECT"), or the Revised Specifications (as such term is herein after defined) when available; (c) interior arrangements of the Vessel prepared by Hopeman Brothers, Inc. ("HBI") listed on Exhibit A hereto; and (d) guidance drawings prepared by Architect listed on Exhibit A hereto. In the event of any inconsistency between this Contract and the Contract Documents, this Contract shall take precedence and in the event of any inconsistency among two or more Contract Documents, the Contract Documents shall take precedence in descending order above.

             The parties acknowledge that certain work has been performed to the Vessel by Nichols Brothers Boat Builders ("NICHOLS") and that the Initial Specifications will need to be revised to reflect properly the Conversion Work. Therefore, the parties agree to work together in good faith to update and revise the Initial Specifications to reflect properly the Conversion Work, at all times consistent with the Contract Price (as hereinafter defined). The parties shall be reasonable and attempt to reach a mutual agreement regarding revised specifications within 14 calendar days after execution of this Contract (the "REVISED SPECIFICATIONS"), at which time the Revised Specifications shall replace and supercede the Initial Specifications.

         3. Conversion Work. Shipyard shall perform the Conversion Work (as such term is hereinafter defined) in accordance with this Contract and the Contract Documents. The "CONVERSION WORK" shall mean all engineering, renovation, joiner work and outfitting of the Vessel, as described in the Contract Documents, to convert, outfit and document the Vessel as a U.S.-Flag overnight passenger vessel accommodating 161 passengers and 57 crew, and satisfactorily complete all test and trials on or before the date in accordance with Section 7 of this Contract. In addition, as part of the Conversion Work, Shipyard shall (a) contract to have the Vessel transported from its current location at the Nichols' Langley, Washington facility to Shipyard's facility in Portland, Oregon (it being acknowledged that the responsibility for preparing the Vessel for transit shall be Owner's), (b) contract with and provide management of



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the joiner contractor, HBI, which shall perform the joiner work for the Vessel
(provided, that all of HBI's fees shall be paid by Owner either directly or through Shipyard at Shipyard's option), (c) provide proper storage and handling of all materials, including those owned by Owner, HBI and other subcontractors, called for in the Contract Documents, and (d) provide Owner's representatives with reasonable field service offices and support. Notwithstanding anything to the contrary in the Contract Documents regarding allocation of fees and expenses incurred in connection with USCG or other regulatory body approvals (including inspections and inspection fees), Owner shall be responsible for the design of the Vessel and for all USCG and other regulatory body approvals of drawings and design (but, specifically excluding workmanship of Shipyard) and all fees and costs associated therewith. Shipyard shall perform the Conversion Work in accordance with USCG or other regulatory body requirements, if applicable, and consistent with good marine practice.

         4.  Contract Price.

             (a) The price of the Conversion Work (the "CONTRACT PRICE") shall be determined as follows: (i) for those category items on Exhibit B hereto shown as a "Not to Exceed" item, the work shall be performed on a time and materials basis but the price of such item shall not exceed the total amount shown for such item and, in total, this work will not exceed $____________; (ii) for those category items on Exhibit B hereto shown as an "Allowance" item, the work shall be performed on a time and materials basis, and the amount reflected for such items is an estimate of, and not a fixed price for, the cost for such work;
(iii) within no later than 30 calendar days after the Vessel arrives at Shipyard's facility, as Shipyard's engineering becomes available, Shipyard shall propose a Condition Field Report to provide for a fixed price basis for the categories reflected on Exhibit B hereto as being "Fixed at 30 Days;" and (iv) HBI's cost for the joiner work will be priced separately pursuant to the joiner agreement as approved by Owner.

             With respect to Section 4(a)(ii) above, the parties acknowledge that the estimate for each Allowance item was made by Owner and, that unless and until the parties agree on a fixed price any such Allowance item, the work to be performed for such item will be on a time and materials basis and that the amount owed by Owner for such work will not be limited by an Allowance estimate.

             (b) If the parties cannot agree on fixed pricing for a particular category as described above, Conversion Work will be performed on a time and materials basis. Any Conversion Work priced on a time and materials basis shall apply a labor rate of $_______ per hour for standard time and $________ per hour for overtime and holidays and shall include a ______% markup on subcontractor work and materials. Notwithstanding anything contained in this Section to the contrary, (i) any materials ordered by Owner (or Nichols on Owner's behalf) and delivered to Shipyard shall not be marked-up by Shipyard, (ii) for managing HBI, Shipyard shall be entitled only to a fee equal to _____% of the joiner work performed at Shipyard's facility, but in no event shall this fee exceed $___________, and (iii) any materials included in change order work required by the USCG or any other regulatory body will be priced at Shipyard's cost.


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         5.  Payment. Within 2 business days after the effective date of this
Contract, Owner shall make an initial down payment on the Contract Price equal to $500,000. Progress payment invoices shall include a 10% retention until the aggregate of the retention amounts equal $500,000. Shipyard shall invoice Owner no more frequently than every 14 calendar days for work performed. Any invoice for Conversion Work being performed on a time and materials basis shall include detailed man hour and materials information consistent with Shipyard's customary billing practices (which shall be subject to Owner's reasonable review of underlying invoices and labor reports). Any invoice for Conversion Work being performed on a fixed price basis shall be based on the percentage of work completed in accordance with a schedule and payment percentages mutually agreed to by Shipyard and Owner. Owner shall pay approved invoices within 5 business days and such invoices and the down payment by wire transfer of immediately available funds to an account designated by Shipyard.

         6. Schedule. Within 14 calendar days of the effective date of this Contract, Shipyard shall deliver to Owner an integrated construction schedule showing the Conversion Work to be performed by Shipyard and all of its subcontractors. Shipyard shall update such schedule and deliver to Owner every 14 calendar days thereafter.

         7. Completion Date; Bonus; Liquidated Damages. Shipyard shall complete the Conversion Work (including tests and trials) and the Vessel shall be ready to depart Shipyard's facility on or before May 22, 2000 at 8:00 a.m. (Pacific
Time) (the "CONTRACT COMPLETION DATE"). Shipyard shall have the right to notify Owner on or before February 15, 2000 that it intends to complete the Conversion Work before the Contract Completion Date and shall notify Owner of the projected completion date, which in no event shall be earlier than May 1, 2000 (such date shall be deemed the "MODIFIED COMPLETION DATE"). Provided Shipyard notifies Owner as described in the preceding sentence, Owner shall pay to Shipyard an early delivery incentive equal to $__________ per day for each day the Vessel is actually delivered earlier than the Contract Completion Date. In the event Shipyard does not complete the Conversion Work on or before the Contract Completion Date (or the Modified Completion Date, if applicable), Shipyard shall pay Owner, as liquidated damages, the amount of $_________ per day for each day the Vessel is actually delivered after the Contract Completion Date (or the Modified Completion Date, if applicable). Subject to the limited warranty set forth in Section 8 of this Contract, the liquidated damages set forth in this Section shall be Owner's exclusive remedy for delay or other damages.

         8.  Warranty.

             (a) Conditioned upon full and final payment of all amounts due from Owner to Shipyard, Shipyard warrants for a period of 180 calendar days from delivery, that all of the Conversion Work performed by Shipyard under this Contract has been performed in a good and workmanlike manner, conforms to the Contract Documents, consists of new materials (unless used or reconditioned materials are specifically authorized by Owner) and is free from defects in materials and/or workmanship. In the event a vendor warrants its product for a period longer than 180 calendar days, Owner shall be entitled to such longer warranty period. This warranty applies only to workmanship by Shipyard and the materials fabricated and supplied by Shipyard and its subcontractors and suppliers; this warranty does not cover defects in the work by Nichols or in the design of the Vessel by others, nor defects in materials or equipment supplied by Owner, or by others for the account of Owner, which are incorporated into the Conversion Work (except that Shipyard's warranty does include a warranty that Shipyard has installed, in a workmanlike manner, the materials and equipment supplied by


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Owner, or by others for the account of Owner, for installation by Shipyard). In addition to the warranty being provided by Shipyard hereunder on all Conversion Work, but not in lieu thereof, Shipyard shall use all reasonable efforts to obtain warranties from vendors, suppliers and subcontractors equivalent in scope and duration to the warranties being provided by Shipyard. All such third-party warranties shall be made for the benefit of Shipyard and Owner.

             (b) In the event written notice of a warranty claim is received by Shipyard within the warranty term, the obligation of Shipyard shall be to repair or to replace (whichever Shipyard elects) the defective portion of the work. The following conditions apply:

                (i) Shipyard shall be afforded a reasonable opportunity to inspect and confirm that the original work was not workmanlike;

                (ii) Owner shall cooperate fully in the efforts of Shipyard to enforce any applicable third party warranty and shall fully pursue all such third party warranties;

                (iii) the cost and responsibility for returning the Vessel or any parts to Shipyard shall be the responsibility and cost of Owner;

                (iv) warranty work shall be done only at the same location as the original work, or at a different location designated by Shipyard; and

                (v) All items or work repaired or replaced by Shipyard under this warranty shall be guaranteed by Shipyard for an additional ninety 90 calendar days beyond the date of the repair or replacement.

             (c) If, in the opinion of Owner, immediate repairs or replacements are essential to keep the Vessel on its scheduled operations, such repairs or replacements will be made by Owner or a contractor, including a shipyard ("REPAIR CONTRACTOR"), of its choice and for the account of Shipyard. If immediate repairs are not necessary, Shipyard will be notified and be given 5 calendar days within which to examine and correct the defects. If the defects are not corrected within this period, Owner shall be entitled to have the defects corrected by a Repair Contractor of Owner's choice for the account of Shipyard at Repair Contractor's then prevailing rates. However, in no event shall Owner have a right to be reimbursed by Shipyard for any cost or expense which is incurred prior to Shipyard (i) being given written notice of the alleged defect within the warranty period, (ii) Shipyard being given a reasonable opportunity to inspect the work to verify the existence of the defect, and (iii) Shipyard being offered a reasonable opportunity to effect repairs with its own forces.

             (d) The foregoing limited warranty is in lieu of all other warranties on the part of Shipyard. Shipyard expressly disclaims any other express or implied warranties, including but not limited to any express or implied warranty of merchantability or of fitness for a particular purpose. Without limiting the foregoing, in no event shall Shipyard be liable for any incidental or consequential damages, including, without limitation, loss of profits or market, loss of use of property, delay damages (except agreed liquidated damages set forth in Section 7 of the this


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Contract) or consequential damages of any other type, whether arising from the breach of this Contract or the negligence of Shipyard or any agent of Shipyard, regardless of whether or not such incidental or consequential damages may have been foreseeable by the parties.

             (e) Under no circumstances shall Shipyard be liable for any claim arising out of the design of the Vessel or the design of the Conversion Work, and Owner shall defend, indemnify and hold Shipyard harmless regarding any such claim.

         9. Shipyard Records. Shipyard shall maintain accurate management and financial records of actual costs incurred during the course of the Conversion Work. Shipyard will, upon reasonable notice, allow Owner to review records (except general or operating overhead or its components or profits) kept by Shipyard relating to the portions of the Conversion Work which are on a time and materials basis. Shipyard shall maintain books and records during the performance of this Contract and retain such documents for a period of three years after the Contract Completion Date (or Modified Completion Date, if applicable). Such records shall include, but not be limited to labor hours by craft and by individual, specifying all work done pursuant to change orders, all invoices, purchase orders, working drawings, and other documents pertaining to the Conversion Work, including those records relating to equipment furnished by Shipyard's vendors and subcontractors. Shipyard will make such books and records available to Owner upon request. Owner may audit the books and records of Shipyard or its subcontractors to the extent that the books and records relate to the performance of the Conversion Work or claim.

         10. Change Orders. Owner and Shipyard shall each designate in writing one or more representatives who are authorized to agree to written change orders. Shipyard may make alterations or changes to the Conversion Work only upon written approval of Owner and upon arriving at a change order agreement in writing as to changes in Contract Price and/or delivery schedule. Owner may make alterations or changes in the Conversion Work only upon written notice to Shipyard and upon arriving at a change order agreement in writing as to changes in contract price and/or delivery schedule. The parties shall expedite their responses to change order requests. To this end, the parties shall establish a procedure designed to allow the approval of change orders within 48 hours or as soon as practicable thereafter if adequate information is not presented by the party requesting approval. Any adjustment to a fixed price portion of Conversion Work will be based upon estimated time and materials basis in accordance with the second sentence of Section 4(b) of this Contract, and will reflect loss of sequence and delay, if any. Any changes in the scope of work, specifications or drawings required by the USCG or any other regulatory body shall be treated as alterations under this Section, with materials at cost in accordance with this Contract. To be effective, all change orders must be made in writing, signed by the authorized representatives of each party. Disputes as to change orders are subject to technical arbitration under Section 13 of this Contract.

         11. Risk of Loss, Insurance and Indemnification.

             (a) Risk of Loss and Shipyard's Risk Insurance. From the time the Vessel arrives at Shipyard's facility until delivery of the Vessel to Owner, Shipyard shall have the charge and care of the Vessel and all portions of the Conversion Work (including materials furnished by Owner after delivery to Shipyard's facility) and shall take all reasonable precautions against injury or damage thereto. Shipyard shall rebuild, repair, restore and make


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good all injuries or damages to any portion of the Conversion Work or Vessel. In the event of a partial loss of the Vessel during the transit to Shipyard's facility, any repair work shall be performed by Shipyard in accordance with
Section 10 of this Contract. In the event of a complete or constructive total loss of the Vessel, Owner may terminate this Contract but shall pay Shipyard's work performed until such termination on a time and materials basis in accordance with the second sentence of Section 4(b) of this Contract.

             (b) Builder's Risk Insurance. As part of the Conversion Work, Shipyard shall provide builder's risk insurance under the latest full American Institute Shipyard's Risk form, or broader form, including SRCC clauses, and protection and indemnity endorsements for the whole of the Vessel and all machinery, materials, equipment, appurtenances and outfit, including owner-furnished equipment upon delivery to Shipyard. Such insurance shall be with insurers acceptable to Owner and shall name each party as their interests may appear. In the event Owner can obtain the builder's risk insurance on more competitive terms Owner, at its option, may place the insurance and tender same to Shipyard. Shipyard's responsibility for the cost of the Builder's Risk insurance premium as part of the Conversion Work shall not exceed $50,000.

             (c) Other Insurance.

                (i) Owner shall maintain its existing Comprehensive General Liability and Worker's Compensation Insurance during the performance of the Conversion Work.

                (ii) Shipyard shall purchase, at its own expense, and maintain in force at all times during the performance of services under this Contract, the policies of insurance listed below in such form and with such underwriters as are acceptable to Owner. Where specific limits are shown, it is understood that they shall be the minimum acceptable limits. Acceptance by Owner of deficient evidence does not constitute a waiver of this requirement. Evidence of the following coverage is required:

                      (A) Worker's Compensation Insurance. Shipyard shall
             maintain for all employees of Shipyard engaged in work under this Contract, Worker's Compensation insurance which shall include coverage for up to statutory limits of the United States Longshoremen's and Harbor Worker's Act, the statutory limits of the applicable State Compensation Insurance and in the instance of the Jones Act, employer's liability protection of not less than $5,000,000 per person.

                      (B) Comprehensive Commercial General Liability Insurance.
             Coverage limits shall be not less than $5,000,000 combined single limit per occurrence and annual aggregates where generally applicable and shall include, to the extent not included in the builders risk insurance described above, premises-operations, independent contractors, products/completed operations, broad form property damage with the watercraft exclusion deleted, blanket contractual and personal injury endorsements.

                      (C) Comprehensive Automobile Liability Insurance. Such
             insurance shall cover all owned, hired and non-owned vehicles with coverage limits not less than $1,000,000 combined single limit.


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                      (D) Excess Liability Insurance. Excess of the policies
             enumerated in (A), (B) and

                      (C) above, in an amount serving to increase primary limits to $10,000,000 for any one occurrence.

                (iii) The cost of any deductibles for the above-stated insurance provided by the parties shall be the responsibility of the party obtaining said insurance.

                (iv) Broker's Certificates of Insurance for coverage required hereunder must be furnished to the parties within 7 calendar days of the coverage being bound. Such evidence, executed by the carrier's representative and issued to Owner, shall consist of a certificate of insurance naming the parties as the insured, or additional insured (including the subcontractor contemplated in Section 3(a) of this Contract, if required by such party), as indicated above, and include waivers of subrogation in favor of the additional insured (and their affiliates, subcontractors and lenders) without liability for the payment of premiums or deductibles and shall further provide for a 30-day prior written notice of cancellation, non-renewal or material change.

         12. Indemnification. The rights of indemnity between the parties shall be as follows:

             (a) Liability for Shipyard's Personnel. Shipyard releases Owner and Owners officers, directors, shareholders, agents, employees, independent contractors, subcontractors, and representatives (collectively, "OWNER INDEMNITIES") from any liability to Shipyard for, and Shipyard will defend, indemnify and hold Owner and Owner Indemnities harmless from and against, all suits, actions, claims and demands, by whomever brought, based on personal injury or death, whenever occurring, suffered or incurred by Shipyard, its contractors and subcontractors and the officers, employees, agents and representatives of any of them arising from or related in any way to performance of the Conversion Work, regardless of how such personal injury or death is caused and even if caused by the negligence, whether sole or concurrent or active or passive, or other legal fault, including strict liability, of Owner and Owner Indemnities.

             (b) Liability for Owner's Personnel. Owner releases Shipyard and Shipyard's officers, directors, shareholders, agents, employees, independent contractors, subcontractors, and representatives (collectively, "SHIPYARD INDEMNITIES") from any liability to Owner for, and Owner will defend, indemnify and hold Shipyard and Shipyard Indemnities harmless from and against, all suits, actions, claims and demands, by whomever brought, based on personal injury or death, whenever occurring, suffered or incurred by Owner, its officers, employees or subcontractors arising from or related in any way to performance of the Conversion Work, regardless of how such personal injury or death is caused and even if caused by the negligence, whether sole or concurrent or active or passive, or other legal fault, including strict liability, of Shipyard or Shipyard Indemnities.

             (c) Liability for Shipyard's Property. Shipyard releases Owner and Owner Indemnities from any liability to Shipyard for, and Shipyard will defend, indemnify and hold Owner Indemnities harmless from and against, all suits, actions, claims and demands, by whomever brought, based on property damage or loss, whenever occurring, suffered or incurred by Shipyard, its contractors and subcontractors and the officers, employees, agents and


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representatives of any of them, arising from or related in any way to performance of the Conversion Work, regardless of how such damage or loss is caused and even if caused by the negligence, whether sole or concurrent or active or passive, or other legal fault, including strict liability, of Owner and Owner Indemnities.

         Except as otherwise provided in this Section or in Section 14 below, Owner and Shipyard shall look exclusively to the applicable insurance maintained by the parties and to the provisions of the limited warranty for the payment of all claims and damages arising out of or related to the Conversion Work.

         13. Disputes.

             (a) Technical disputes (which shall include disputes arising under the Contract Documents and Sections 2, 8, 10 and 15 of this Contract, but not under any other Section of this Contract) will be referred to the ABS Technical Services (or its successor entity). The fees and expenses of the arbitrators shall be borne equally by the parties. Any other costs and expenses incurred by the parties, including attorneys fees, shall be borne by the respective parties.

             (b) All disputes other than technical disputes will be referred to panel of three arbitrators. One arbitrator to be selected by each of Shipyard and Owner, and the third to be selected by the other two arbitrators. Arbitrators shall be commercial businessmen with ship construction experience sitting in Portland Oregon. Arbitration shall be conducted under the rules of the American Arbitration Association. The fees and expenses of the arbitrators shall be apportioned between the parties by the arbitrators in accordance with the findings and results of the arbitrators. Any other costs and expenses incurred by the parties, including attorneys fees, shall be borne by the respective parties.

         14. Patent Infringement; Indemnification.

             (a) Owner shall hold harmless, indemnify, and defend Shipyard and Shipyard Indemnities from, for, and against all claims, demands, actions, suits, liabilities, damages, costs, and expenses, including attorney fees, arising out of or in connection with any claims for alleged infringement of any patents or intellectual property or proprietary rights of any person arising out of the design or construction of the Vessel or any component thereof based on the plans, specifications, material or equipment provided by Owner.

             (b) Shipyard shall hold harmless, indemnify and defend Owner and Owner Indemnities from, for and against all claims, demands, actions, suits, liabilities, damages, costs, and expenses, including attorney fees, arising out of or in connection with any claims for alleged infringement of any patents or intellectual property or proprietary rights of any person arising out of the design or construction of any component of the Vessel constructed by Shipyard based upon plans and specifications provided by Shipyard. In the event that Owner shall be enjoined by a court of competent jurisdiction because of such patent infringement from using the Vessel for its intended purpose, at its option, Shipyard may either: (a) procure for Owner a license to continue using the infringing component, (b) modify the component so as to make it


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noninfringing without seriously impairing its performance, or (c) replace the component with noninfringing equipment substantially equal in performance.

             (c) Defense of any claim, action or suit shall be by counsel approved by the party entitled to defense under this Section. Such party shall have the right, at its own expense, to retain separate counsel to participate in, or monitor the proceedings with respect to, any such claim, action, or suit for which a defense is provided by the other party pursuant to this Section.

         15. Inspection and Acceptance. The detailed manner and method of performing the Conversion Work shall be under the control of Shipyard, Owner being interested only in the result obtained. Not withstanding the foregoing, Owner and its designated representatives shall be given a reasonable opportunity to inspect the Conversion Work. Inspection by Owner shall be at Owner's risk, and any testing desired by Owner that is in addition to tests required under the Contract Documents shall be at Owner's expense and risk. Owner is required to provide written acceptances of portions of the work as requested by Shipyard where acceptance or approval by an outside classification society or regulatory body is not available or applicable. Any such acceptance by Owner shall be deemed an agreement that the accepted work is in compliance with the Contract Documents, but no acceptance shall relieve Shipyard of its obligations under
Section 8 of this Contract. Shipyard will, upon notice in writing by Owner or its representative, correct any deficiencies or defects in the Conversion Work noted upon inspection. Shipyard shall not be required to delay work because of the absence of Owner's representative. In the event Shipyard's work is interrupted, delayed or placed out of sequence because Owner's representative is not available to attend or conduct any required inspection or testing for which at least 48 hours advance notice is given, the cost and/or time impact of such a delay may be claimed as Force Majeure (as such term is hereinafter defined) or a change requiring a change order. All disputes relating to acceptances or rejections of work will be treated as technical disputes under Section 13 of this Contract.

         16. Force Majeure.

             (a) Neither party shall incur any liability to the extent of, and the schedule described in Section 6 of this Contract shall be adjusted for, delays which are occasioned by, any event or circumstance which is beyond the reasonable control of the party affected, including, but not limited to, riots, sabotages, acts of war (whether declared or not), blockades, economic embargoes, terrorist activities, fires, floods, earthquakes, acts of God, strikes, lockouts, or other labor disturbances (each event, an item of "FORCE MAJEURE").

             (b) Shipyard shall have no liability for delays, and the schedule shall be adjusted for delays, which are caused by act or omission of Owner or any employee, agent or other contractor of Owner, including any nonconformity, defect, or delay in delivery of equipment furnished by Owner limited in the Contract Documents to a particular supplier or manufacturer.

             (c) The affected party shall use its reasonable efforts to mitigate the effects of Force Majeure. As soon as reasonably possible following the incidence of Force Majeure, the party affected shall notify the other party, describing the incident and its impact on this Contract.


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Any two or more items of Force Majeure occurring concurrently shall run concurrently for purposes of calculating any delay period.

             (d) Notwithstanding the foregoing, in the event that any items or items of Force Majeure last in excess of 15 consecutive calendar days or 30 calendar days in the aggregate, Owner shall be entitled to terminate this Contract without further obligation to Shipyard other than the obligation to pay Shipyard for any and all work performed by Shipyard up until such termination of the Contract by Owner, and Shipyard shall be obligated to prepare and place the Vessel in a condition and mode by which the Vessel can be transported by Owner to another shipyard for completion of the Conversion Work.

         17. Public Announcement. The parties agree to treat this Contract, including the price, and the agreements and arrangements contemplated hereby in strict confidence and neither party shall divulge the existence of this Contract, final negotiations between the parties or any of the terms hereof or thereof except in furtherance of Contract negotiations or as otherwise permitted by the non-disclosing party in writing. Notwithstanding the foregoing, nothing contained herein shall limit either party from making any disclosure required by law (including the Securities Exchange Act of 1934). Subject to the above, each party may make public announcements concerning the conversion of the Vessel upon the prior written consent of the other party.

         18. Default Terminations.

             (a) Owner shall be entitled (but not bound) to terminate this Contract in the following circumstances:

                (i) Where Shipyard commits a material breach of the terms of, or fails to perform any of its obligations under, this Contract and fails to remedy the same within 5 calendar days of receipt of written notice by Owner stipulating the material breach that has occurred; or

                (ii) Where Shipyard fails to staff or prosecute the Conversion Work in accordance with the schedule identified in Section 6 of this Contract and fails to remedy the same within 5 calendar days of receipt of written notice of Owner stating that such a condition exists.

             (b) Shipyard shall be entitled (but not bound) to terminate this Contract where Owner commits a material breach of the terms of, or fails to perform any of its obligations under, this Contract and fails to remedy the same within 5 calendar days of receipt of written notice by Shipyard stipulating the material breach that has occurred.

             (c) In the event that either party terminates this Contract under Sections 18(a) or 18(b), respectively, of this Contract, then such party shall so notify the other party in writing. Such notice of cancellation shall be effective as of the date of receipt of the same by recipient and, at Owner's direction, Shipyard shall then: (i) complete all work required as a minimum to permit the Vessel to depart from Shipyard's facility in a safe and seaworthy condition; (ii) thereafter remove its employees, agents and contractors, together with their equipment, from the Vessel; and (iii) render all necessary assistance to the Vessel and Owner in leaving Shipyard's facility at the earliest moment convenient to Owner. In case of such termination, Owner shall be


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liable to pay to Shipyard those parts of the Conversion Work already incorporated into, supplied or delivered to the Vessel by Shipyard plus any work described in this Section 18(c) less the amount of the Contract Price then paid by Owner. Termination of this Contract shall in no sense prejudice any accrued claim a party may at the time of such termination assert, whether in law or equity, against the other party including, but not limited to, a claim for liquidated damages by Owner in accordance with Section 7 of this Contract, but in no event shall Owner be liable for any incidental or consequential damages, including without limitation, loss of profit or market, loss of use of property, delay damages or consequential damages of any other type, whether arising from the breach of this Contract, regardless of whether or not such incidental or consequential damages may have been foreseeable by the parties.

         19. Liens. Shipyard shall discharge at once or bond or otherwise secure against all valid liens and attachments which are filed in connection with any contractor's performance of the Conversion Work and Shipyard shall indemnify and hold Owner harmless from and against any and all loss and liability resulting directly or indirectly from such liens and attachments of which any contractor is given prompt notice. Shipyard hereby waives its rights to a maritime lien pursuant to Section 31305 of Title 46 of the United States Code and further agrees not to assert any mechanic's lien or other lien under any applicable statutes or otherwise for work done or materials, services or equipment furnished in connection with the Conversion Work. In the event a dispute evolves which, if not for the preceding sentence, would give rise to a lien right for Contractor, Owner hereby agrees to post a bond or establish in escrow with the local federal court in an amount equal to that portion of the Contract Price still due, as provided under this Contract.

         20. Ownership of Drawings. All drawings provided by Owner or its representatives, and all working drawings and as-built drawings generated by or through Shipyard, shall remain and become the property of Owner upon the Contract Completion Date (or the Modified Completion Date, if applicable), at which time Shipyard shall return or deliver all such drawings to Owner. Shipyard may retain copies of all such drawings for the exclusive purpose or performing additional work as required under the limited warranty.

         21. Fees and Expenses. Except as set forth above, each party shall bear its own costs and expenses to date and of negotiating this Contract.

         22. Miscellaneous.

             (a) Notices. Any notice required under this Contract or the Contract Documents shall be in writing and shall specifically reference the Section of this Contract or the Contract Documents under which such notice is being given. All notices, correspondence, submittals and other communications relating to this Contract or the Contract Documents shall be addressed as follows:

                (i)  To Owner:  The Delta Queen Steamboat Co.
                                c/o American Classic Voyages Co.
                                Two North Riverside Plaza, Suite 200
                                Chicago, Illinois 60606
                                Fax No.:  312-466-6151


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                                Attn: Tom Gourguechon, Project Manager, and
                                      Jordan B. Allen, Executive Vice President and General Counsel

                (ii) To Shipyard: Cascade General, Inc.
                                  5555 North Channel Avenue
                                  Portland, Oregon 97217
                                  Fax No.:  503-247-1696
                                  Attn: Surendra Menon, Executive Vice President

                     with copy to: Schwabe Williamson & Wyatt, P.C.
                                   1211 S.W. Fifth Avenue, Suite 1800
                                   Portland, Oregon 97204
                                   Fax No.:  503-796-2900
                                   Attn: C. Kent Roberts

         Either party may change such address or telephone numbers by written notice to the other in accordance herewith and such change shall take effect of receipt of such notice by the other. All notices and communications under this Contract shall be mailed, postage prepaid, or by facsimile, with confirmation of receipt of transmittal, and shall be effective upon receipt thereof by the parties to whom they are addressed.

             (b) Severability. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

             (c) Assignments. Neither this Contract nor any of the rights, interests or obligations under this Contract shall be assigned by any party without the prior written consent of the other party. Notwithstanding the foregoing, Shipyard may assign to its rights, interests or obligations under this Contract to subcontractors in furtherance of the Conversion Work without the prior written consent of Owner.

             (d) Amendments. No modification or amendment of this Contract shall be effective unless such modification or amendment shall be in writing and executed by the parties hereto.




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         IN WITNESS WHEREOF the parties have caused this Amended and Restated
Agreement to be duly executed by their respective authorized officers as of the day and year first hereinabove written.

SHIPYARD:                                  OWNER:

CASCADE GENERAL, INC.                      THE DELTA QUEEN STEAMBOAT CO.


By: /s/ Frank Foti                         By: /s/ Jordan B. Allen
    ----------------------                     -----------------------
    Frank Foti, President                      Jordan B. Allen,
                                                  Executive Vice President and
                                                  General Counsel



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